As filed with the Securities and Exchange Commission on April 10, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AVISTAR COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	88-0463156
(State of incorporation)	(I.R.S. Employer Identification Number)

1875 S. Grant Street, 10th Floor
San Mateo, California 94402

(Address, including zip code of Registrant’s principal executive offices)

2000 STOCK OPTION PLAN

2000 DIRECTOR OPTION PLAN

(Full title of the plans)

Gerald J. Burnett

Chairman of the Board and Chief Executive Officer

Avistar Communications Corporation

1875 S. Grant Street, 10th Floor

San Mateo, California 94402

(650) 525-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert P. Latta, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA  94306

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, to be issued under the 2000 Stock Option Plan(1)	4,224,752 shares	$1.50	$6,337,128	$194.55
Common Stock, $0.001 par value, to be issued under the 2000 Director Option Plan(2)	525,000 shares	$1.50	$787,500	$24.18
Total				$218.73

(1)                          Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)                          The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the applicable plan.  The computation is based on the average of the high and low price of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on April 5, 2007 because the price at which the options to be granted in the future may be exercised is not currently determinable.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2000 Stock Option Plan and the 2000 Director Option Plan.  Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on (i) August 16, 2000 (File No. 333-43944), (ii) June 27, 2001 (File No. 333-63914), and (iii) May 21, 2004 (File No. 333-115755) (collectively, the “Previous Form S-8s”), including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.  The reports the Registrant has most recently filed with the SEC are listed below:

(a)                                  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 22, 2007.

(b)                                 Proxy Statement filed on April 28, 2006 in connection with the Annual Meeting of Stockholders held on June 1, 2006.

(c)                                  The Registrant’s Current Reports on Form 8-K, as filed pursuant to Section 13 of the Exchange Act on January 26, 2007 and February 16, 2007.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such document.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                    Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement.

Exhibit Number		Documents

10.	1(1)	2000 Director Option Plan, as amended

10.	2(2)	Form of 2000 Director Option Agreement

10.	3(2)	2000 Stock Option Plan and form of agreement thereunder

5.	1	Opinion of counsel as to legality of securities being registered

23.	1	Consent of Counsel (contained in Exhibit 5.1)

23.	2	Consent of Independent Registered Public Accounting Firm – BPM LLP

23.	3	Consent of Independent Registered Public Accounting Firm – KPMG LLP

24.	1	Power of Attorney (see page II-3)

(1)         Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC on April 28, 2006.

(2)         Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-39008) as declared effective by the SEC on August 16, 2000.

Item 9.                                                           Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Avistar Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 10th day of April, 2007.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Gerald J. Burnett
Gerald J. Burnett
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald J. Burnett and Robert J. Habig jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald J. Burnett	Chairman of the Board and Chief Executive Officer	April 10, 2007
Gerald J. Burnett	(Principal Executive Officer)

/s/ Robert J. Habig	Chief Financial Officer (Principal Financial and	April 10, 2007
Robert J. Habig	Accounting Officer)

/s/ William L. Campbell	Chief Operating Officer, Secretary and Director	April 10, 2007
William L. Campbell

/s/ Craig F. Heimark	Director	April 10, 2007
Craig F. Heimark

/s/ R. Stephen Heinrichs	Director	April 10, 2007
R. Stephen Heinrichs

/s/ Robert P. Latta	Director	April 10, 2007
Robert P. Latta

/s/ Robert M. Metcalfe	Director	April 10, 2007
Robert M. Metcalfe

/s/ James W. Zeigon	Director	April 10, 2007
James W. Zeigon